Exhibit 10.56

AMENDMENT NO. 14

TO THE

PRODUCTS AND SERVICES AGREEMENT

NO. AIR-12-001

BETWEEN

AIREON LLC

AND

HARRIS CORPORATION

Government Communications System Division

For

Automatic Dependent Surveillance-Broadcast (ADS-B) Payload Development

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aireon LLC Business Proprietary Information

PREAMBLE

This Amendment No. 14 (the “Amendment”) to the Products and Services Agreement for ADS-B Payload Development No. AIR-12-001, effective June 19, 2012 between Aireon LLC and Harris Corporation, Government Communications Systems Division (the “Agreement”) is entered into on this 12h day of November 2014, by and between Aireon LLC, a limited liability company organized and existing under the laws of Delaware, having its office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 (“Aireon”) and Harris Corporation, Government Communications Systems Division organized in the state of Delaware with offices located at 2400 Palm Bay Road NE, Palm Bay, Florida 32905 USA (“Contractor”).

RECITALS

WHEREAS, Aireon and Contractor have engaged in discussions relating to changes each would like to incorporate in the Agreement; and

WHEREAS, the Parties now desire to amend Section 7.4 Invoicing Instructions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein, the payments to be made by Aireon to Contractor under the Agreement and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, and intending to be legally bound, the Parties hereby amend the Agreement as follows:

1.	Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.	Article 7.4 is hereby deleted and replaced in its entirety as follows:

“Article 7.4 Invoicing Instructions.

All accounts payable inquiries, invoices and supporting payment documents shall be clearly marked with the applicable SOW and shall be sent to the following address for payment:

[***]”

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aireon LLC Business Proprietary Information          2

This Amendment may be executed and delivered (including via facsimile or other electronic means) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

All other provisions of the Agreement not expressly referred to in this Amendment remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the date set forth in the Preamble.

For Aireon		For Contractor

AIREON LLC		HARRIS CORPORATION GCSD

By:	/s/ Donald L. Thoma	By:	/s/ [***]

Name:	Donald L. Thoma	Name:	[***]

Title:	CEO	Title:	Contracts Manager

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aireon LLC Business Proprietary Information          3